Exhibit 10.3

[LETTERHEAD OF POWERRAISE, INC.]


                          Website Maintenance Agreement

This Agreement is entered into on this 6th day of July 2005, by and between:

POWERAISE INC, a Nevada Corporation, with offices located at #303 - 1687 West Broadway, Vancouver BC Canada V6J 1X7, hereinafter referred to as "THE COMPANY"

and

ITAMAR DAVID an individual, hereinafter referred to as "DAVID" of 13 Ahuza Street, Karkur, ISRAEL 37075

WHEREAS "the Company" owns and operates a website (www.poweraise.com) and;

WHEREAS "David" is in the business of maintaining corporate websites and;

WHEREAS "the Company" wishes to retain the services of "David" to maintain its website.

THEREORE in consideration of the mutual promises set forth hereunder, the sufficiency of which is hereby acknowledged, "the Company" and "David" agree as follows:

     In return for ongoing website maintenance for a period of 24 months effective with the execution of this Agreement, "the Company" agrees to pay "David" the sum of $10,000 USD within 30 days of the date of this Agreement. "David" agrees to provide all required maintenance to the extent required for the proper ongoing operation of the company's website on a 24 hour / 7 days per week / 365 day per year basis.

Time shall be of the essence in the performance of this Agreement.

If any part of this Agreement is held unenforceable for any reason, the remaining portion of this Agreement shall remain in full force and effect, and shall be carried out in a manner which is consistent with the intentions of the parties hereto.
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If any legal  action or  proceeding,  including  any  arbitration  of  disputes, arising out of, or relating to, this General Contract is brought by either party, the prevailing party as determined by the Court or Arbitrator, shall be entitled to receive from the non-prevailing party, in addition to any other relief that may be granted, reasonable attorney's fees, costs and expenses incurred in the action or proceeding by the prevailing party.

For the purposes of this Agreement and in the event of a dispute between the parties to this Agreement, the laws of the Province of British Columbia will prevail and both parties agree to be subject to the jurisdiction of any competent provincial court in British Columbia.

This Agreement is entered into on this 6th day of July, 2005, in the City of Vancouver in the Province of British Columbia, Canada.

POWERAISE INC.                              ITAMAR DAVID, an individual


By: /s/ Ruth Navon                           By: /s/ Itamar David
   ------------------------                     -------------------------
Name: Ruth Navon                             Name: Itamar David
Title: President